UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Philip B. White

On January 11, 2023, Philip B. White tendered to Nocopi Technologies, Inc. (the “Company”) his resignation as a director on the Company’s board of directors (the “Board”). Mr. White’s resignation is not a result of any disagreement between himself and the Company, its management, the Board or any committee of the Board. A copy of Mr. White’s letter of resignation is attached as Exhibit 17.1 hereto.

Appointment of Jacqueline J. Goldman to Board

On January 11, 2023, Company’s Board elected Jacqueline J. Goldman as a Class I director to fill the newly created directorship on the Board, effective immediately.

Jacqueline Goldman, age 62, currently serves as the CEO and President of Puzzles Plus, Inc., a custom jigsaw puzzle company she founded over 33 years ago. Her creative puzzles have garnered national attention from newspapers, magazines and television. The company’s well known clients include: the White House Historical Society, Metropolitan Museum in NYC, Los Angeles Museum of Modern Art, NY Public Library, Dale Chihuly Art, Porsche Worldwide, Universities, and United Way. Her wealth of business knowledge in the commercial paper, paper-board, commercial ink and dyes, has led to consulting arrangements with commercial printers, museums and national daycare centers (e.g. Kaplan Companies, Bright Horizons). Prior to starting Puzzles Plus, Ms. Goldman was an International Trade banker in New York and Florida. She holds a bachelor’s degree in International Marketing from Bernard Baruch City College in New York City.

As a non-employee director, Ms. Goldman will receive compensation in accordance with the Company’s non-employee director compensation policy. Pursuant to this program, upon the effective date of her appointment to the Board, Ms. Goldman will be eligible for annual cash retainers/salary in the amount of $3,000 for service as a member of the Board.

Item. 8.01. Other Events.

On January 17, 2023, the Company issued a press release announcing the appointment of Jacqueline Goldman to the Board. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
17.1	Resignation Letter – Philip B. White
99.1	Press Release dated January 17, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: January 17, 2023	By:	/s/ Rudolph A. Lutterschmidt
Rudolph A. Lutterschmidt
Vice-President and Chief Financial Officer